Exhibit 3.293
State of Delaware
Secretary of State
Division of Corporations
Filed 09:00 AM 11/09/1998
981430916 — 2964549
CERTIFICATE OF FORMATION
OF
REGIONAL HOSPITAL OF LONGVIEW, LLC
Under Section 18-201 of the
Delaware Limited Liability Company Act
FIRST: The name of the limited liability company is Regional Hospital of Longview, LLC (the “Company”).
SECOND: The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.
THIRD: The name and address of the Company’s registered agent for service of process is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of October 30, 1998.
/s/ John M. Franck II
Name: John M. Franck II
Title: Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Filed 03:30 PM 05/07/1999
991183157 — 2964549
CERTIFICATE OF MERGER
OF
HDP LONGVlEW MEDICAL, LLC
INTO
REGIONAL HOSPITAL OF LONGVlEW, LLC
Pursuant to Section 18-209 of the
Delaware Limited Liability Company Act
The undersigned limited liability company DOES HEREBY CERTIFY:
FIRST: The name: and the state of formation or organization of each of the constituent entities to the merger are as follows:

Name	State of Formation or Organization

Regional Hospital of Longview, LLC (“LLC 1”)	Delaware

HDP Longview Medical, LLC (“LLC 2”)	Delaware
SECOND: An Agreement and Plan of Merger between the constituent entities to the merger (the “Merger Agreement”) has been approved and executed by each of the constituent entities in the merger.
THIRD: LLC 2 shall be merged with and into LLC 1, with LLC 1 being the surviving entity (the “Surviving Entity”) in the merger, and the name of the Surviving Entity shall be Regional Hospital of Longview, LLC.
FOURTH: The Certificate of Formation of LLC 1 at the effective date of the merger shall be the Certificate of Formation of the Surviving Entity.
FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Entity. The address of the Surviving Entity is One Park Plaza, Nashville, Tennessee 37203.
SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Entity, on request and without cost. to any member of the constituent entities.
SEVENTH: This Certificate of Merger shall be effective on May 7, 1999.

IN WITNESS WHEREOF. this Certificate of Merger has been executed on this 6th day of May, 1999.
REGIONAL HOSPITAL OF LONGVIEW, LLC
/s/ Ronald Lee Grubbs, Jr.
Ronald Lee Grubbs, Jr.
Vice President

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